CIRCUIT CITY STORES, INC.

              AMENDED AND RESTATED ARTICLES OF INCORPORATION


                                    ARTICLE I
                                      NAME

     The name of the Corporation is Circuit City Stores, Inc.


                                   ARTICLE II
                                    PURPOSES

     The purpose for which the Corporation is organized is to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

     The Corporation shall have all of the corporate powers of any character which are not prohibited by law or required to be stated in the Articles of Incorporation.


                                   ARTICLE III
                                  CAPITAL STOCK

     A. Authorized Stock. The aggregate number of shares that the Corporation shall have authority to issue and the par value per share are as follows:

      Class         Number of Shares              Par Value

     Preferred          2,000,000                   $20.00
     Common            250,000,000                  $  .50

     B. Preemptive Rights. No holder of outstanding shares of any class of stock shall have any preemptive right with respect to (i) any shares of any class of stock of the Corporation or other security that the Corporation may determine to issue, whether the shares of stock or other security to be issued is now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock or other security, or (iii) any obligations convertible into any such stock or other security or into warrants, rights or options to purchase any such stock or other security.


                                   ARTICLE IV
                                 PREFERRED STOCK

     A. General. Certain provisions relating to the Preferred Stock and the relative rights of the Preferred Stock and the holders of the outstanding shares thereof, regardless of series, are set forth below.

          (1) Issuance in Series. The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more series and to provide for the relative rights and preferences of each series by the adoption of a resolution or resolutions fixing:

          (a) The maximum number of shares in a series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

          (b) The rate of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which they shall be cumulative, and the extent of participation rights, if any;

          (c) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action; provided, however, that no holder of shares of Preferred Stock shall ever be entitled to more than one vote for each share held by him;

          (d) The price at and the terms and conditions on which shares may be redeemed;

          (e) The amount payable upon shares in the event of involuntary liquidation;

          (f) The amount payable upon shares in the event of voluntary liquidation;

          (g) Sinking fund provisions for the redemption or purchase of shares; and

          (h) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

          (i) Any other designations, rights, preferences or limitations that are now or hereafter permitted by the laws of the Commonwealth of Virginia and are not inconsistent with the provisions of paragraph (A)(1) of this Article.

          (2) Articles of Serial Designation. Before the issuance of any shares of a series of the Preferred Stock (other than shares for which provision is hereinafter made) the resolution for the series adopted pursuant to paragraph
(A)(1) of this Article shall be set forth in Articles of Serial Designation filed with and made effective by the State Corporation Commission of Virginia as required by law.

          (3) Parity of All Shares. All shares of the Preferred Stock, regardless of series, shall be identical with each other in all respects except as is permitted in paragraph (A)(1) of this Article.

          (4) Definitions. As used herein the following terms shall have the following meanings:

          (a) "Capital Stock" means any capital stock of any class or series (however designated) of the Corporation.

          (b)  "Common Stock" means the Common Stock of the Corporation.

          (c) "Dividends Accrued" means, with respect to the shares of each series of the Preferred Stock an amount equal to the dividends thereon at the annual dividend rate for such series computed from the date of issue to the date to which reference is made, plus any additional amounts provided by participation rights, whether or not such amounts or any part thereof shall have been declared or set aside to be paid and whether there shall be or have been any funds out of which such amounts might legally be paid, less the amount of dividends or participation rights declared and paid thereon.

          (d) "Junior Stock" means any Capital Stock ranking, as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation, subordinate to the Preferred Stock.

          (e) "Parity Stock" means any Capital Stock ranking, as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation, equally with the Preferred Stock.

          (f)  "Preferred Stock" means the Preferred Stock of the
     Corporation.

          (g) "Redemption" means any purchase or acquisition by the Corporation, for a consideration, of shares of the Preferred Stock, whether pursuant to an option of the Corporation or a sinking fund or otherwise, if the holder of the Preferred Stock being acquired by the Corporation is required to sell the shares the Corporation is acquiring or if, as a result of any such purchase or acquisition, the Corporation takes a credit against a sinking fund obligation.

          (h) "Redemption Date" means the date fixed for the Redemption of any shares of the Preferred Stock in a notice of Redemption given pursuant to paragraph (A)(7) of this Article.

          (i) "Redemption Price" means, with respect to the shares of each series of the Preferred Stock, the price at which the Corporation shall or may redeem such shares pursuant to the terms of the Articles of Serial Designation for such series.

          (j) "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries.

          (k) "Voting Stock" means stock of any class (however designated) having voting power for the election of a majority of the board of directors (or other governing body) of a corporation, other than stock having such powers only by reason of the happening of a contingency.

          (5)  Dividends.

          (a) The holders of outstanding shares of each series of the Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends in accordance with the terms set forth in the Articles of Serial Designation for such series.

          (b) No dividends whatsoever shall be declared or paid upon, or any sums set apart for the payment of dividends upon, any shares of Preferred Stock or Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (ratable in proportion to the respective annual dividend rates) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Preferred Stock.

          (c) Unless Dividends Accrued (to the extent that the amount thereof shall have been determinable) on all outstanding shares of each series of the Preferred Stock for all past dividend periods and the then current period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and all mandatory sinking fund payments required to be made pursuant to the terms of any series of the Preferred Stock shall have been made in full, then (i) no dividend whatsoever (other than a dividend payable solely in Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, Redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

          (6) Voting Rights. No holder of outstanding shares of any series of the Preferred Stock shall be entitled to vote for the election of directors or upon any other matter, or to receive notice of or to participate in any meeting of the stockholders of the Corporation, except (i) as hereinafter provided or as provided in the Articles of Serial Designation for such series and (ii) as may be required by law.

          (7)  Redemption.

          (a) Redemptions of outstanding shares of any series of the Preferred Stock shall be made pursuant to the terms and conditions set forth in these Amended and Restated Articles of Incorporation or in the Articles of Serial Designation for such series and, unless they provide otherwise, shall be made in the manner hereinbelow set forth.

          (b) No less than thirty (30) nor more than sixty (60) days prior to the Redemption Date notice of Redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Preferred Stock being redeemed at their last known post office addresses shown in the Corporation's stock transfer records. The notice of Redemption shall set forth the paragraph or paragraphs of these Amended and Restated Articles of Incorporation or the appropriate Articles of Serial Designation pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for Redemption, the Redemption Price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of a series are to be redeemed (i) the shares to be redeemed shall be selected by lot or redeemed ratably or in such other equitable manner as the Board of Directors may determine, and (ii) the notice of Redemption shall set forth the numbers of the certificates representing shares to be redeemed and, if less than all of the shares represented by any such certificate are to be redeemed, the number of shares to be redeemed which are represented by such certificate.

          (c) If notice of Redemption of any outstanding shares of any series of the Preferred Stock shall have been duly mailed as hereinabove provided, then on or before the Redemption Date the Corporation shall deposit cash sufficient to pay the Redemption Price of such shares in trust for the Benefit of the holders of the shares to be redeemed in any bank or trust company in the City of Richmond, Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, with irrevocable instructions and authority to apply such amount to the Redemption of the shares so called for Redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the Redemption of which such deposit shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be no longer deemed to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of the Redemption Price, but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any fund so deposited and unclaimed at the end of five years from the Redemption Date shall be repaid to the Corporation, free of trust, and the holders of the shares called for Redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the Redemption Price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

          (d) The Corporation shall also have the right to acquire outstanding shares of any series of the Preferred Stock otherwise than by Redemption, from time to time, for such consideration as may be acceptable to the holders thereof; provided, however, that if all Dividends Accrued on all outstanding shares of such series shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any shares of such series except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of such series.

          (e) Unless otherwise provided herein or in the Articles of Serial Designation relating thereto (i) shares of any series of the Preferred Stock purchased, redeemed or otherwise acquired by the Corporation may thereafter be disposed of as shares of such series, or, (ii) upon issuance by the State Corporation Commission of Virginia or any successor thereof of a Certificate of Reduction, such shares shall become authorized and unissued shares of the Preferred Stock which may be designated as shares of any other series, but (iii) no additional shares of the Preferred Stock of any series may be classified as additional shares of such series.

          (8) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of each series of the Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, an amount equal to the Redemption Price and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and, after payment to the holders of the outstanding shares of each series of the Preferred Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation, nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of each series of the Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of the outstanding shares of the Preferred Stock in proportion to the full amounts to which they are respectively entitled.

          (9) Conflicting Provisions. Subsequent to the date these Amended and Restated Articles of Incorporation become effective the Corporation may issue one or more series of Preferred Stock. In the event that any of the foregoing provisions of these Amended and Restated Articles of Incorporation conflict with the provisions of the Articles of Serial Designation for any such series, or with provisions set forth below for the Series D Preferred Stock, then, as to such series, the specific provisions which relate to it, and not the general provisions hereinabove set forth, shall control.

     B.   Series D Preferred Stock.

     The Board of Directors of the Corporation has prior to the effective date of these Amended and Restated Articles of Incorporation designated 45,646 shares of the Preferred Stock as the Series D Preferred Stock ("Series D Stock"). Such number may from time to time be decreased (but not below the number of shares of Series D Stock then outstanding) by the Board of Directors of the Corporation. In addition to any relative rights and preferences hereinabove granted, the relative rights and preferences of such series and the holders of the outstanding shares thereof are as set forth in paragraphs (B)(1) through (B)(6) of this Article.

          (1)  Dividends.

          (a) The holders of the Series D Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cash dividends at the rate of 16.25 percent per annum calculated by multiplying such percentage by the par value ($20) and no more. Dividends shall be payable in equal installments for each quarterly dividend period ending on February 28 (or
     29), May 30, August 31 and November 30 of each year. Such dividends shall accrue and be cumulative from the date of original issue of Series D Stock ("Issue Date").

          (b) Dividends on the Series D Stock shall be paid in full for all prior dividend periods and shall be paid or declared and set apart for payment in full for the current dividend period before the payment of any dividends, other than dividends payable in shares of the Common Stock, on the Common Stock or any other class of stock ranking junior to the Series D Stock as to dividends. If dividends on Series D Stock are not paid in full for all prior dividend periods and paid or declared and set apart for payment in full for the current period, the Series D Stock shall share ratably in the payment of dividends, including accumulations, if any, on Preferred Stock (including Series D Stock), in accordance with sums which would be payable if all such dividends were declared and paid in full.

          (2)  Redemption.

          (a) At the option of the Board of Directors, the Corporation may redeem all or part of the shares of the Series D Stock then outstanding at any time and from time to time after the day on which the fifth anniversary of the Issue Date occurs. The redemption price shall be the par value per share, together with the amount of all dividends accrued and unpaid thereon to the date fixed for redemption.

          (b) For any redemption of less than all of the shares outstanding, the Corporation either shall effect such redemption pro rata or shall designate by lot, in such manner as the Board of Directors shall determine, the shares to be redeemed.

          (c) Notice of any redemption shall be given by the Corporation by causing a notice thereof to be mailed not less than thirty (30) nor more than ninety (90) days before the date fixed for redemption to each holder of record of the shares to be redeemed as of a record date fixed by the Board of Directors for the determination of the holders entitled to such notice, addressed to such holder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Corporation is located. Each such notice of redemption shall set forth the date fixed for redemption, the redemption price, the shares, and the total number thereof to be redeemed and the places in Richmond, Virginia or in such other place as the Corporation may designate, at which the stockholders may obtain payment of the redemption price upon the surrender of the certificates representing their shares. No defect in any such notice or in the mailing thereof shall affect the validity of the redemption.

          (d) On or after the date fixed for redemption and stated in such notice, each holder of shares called for redemption, on surrender of his certificates representing such shares to the Corporation at the place designated in such notice, shall be entitled to receive payment of the redemption price thereof. If less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (e) Anything herein contained to the contrary notwithstanding, if, on or prior to the date fixed for redemption of any shares of Series D Stock, the Corporation deposits not earlier than sixty (60) days prior to the date fixed for redemption a sum sufficient to redeem on the date fixed for redemption, the shares called for redemption, in trust for the benefit of the holders of such shares with any bank or trust company organized under the laws of the United States or the Commonwealth of Virginia or such other jurisdiction as the Corporation may designate, which has an office therein and has capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof, if such notice has not been previously given by the Corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption (or, at the election of the Corporation, prior thereto) the redemption price of such shares of the shareholders upon the surrender of their certificates representing such shares, then, from and after the date of such deposit (although not prior to the date fixed for redemption if the date fixed for redemption is after the day on which the sixth anniversary of the Issue Date occurs), (i) such shares shall be deemed to be redeemed, and (ii) dividends thereon shall cease to accrue, and (iii) such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon the surrender of the certificates representing such shares.

          (f) Any moneys so deposited by the Corporation and unclaimed at the end of six (6) years from the date fixed for redemption shall, on the request of the Corporation, be repaid to it, in which event the persons entitled thereto shall look only to the Corporation for payment thereof and may apply for and receive such moneys, without interest, from the Corporation. If the Corporation, as required or permitted by law, pays to any government any unclaimed moneys so repaid to the Corporation, such persons shall look only to such government for the payment thereof. Any interest accrued on funds so deposited or set aside shall be paid to the Corporation from time to time and the holders of the shares to be redeemed shall have no claim to any such interest.

          (g) Shares of the Series D Stock so redeemed shall resume the status of authorized and unissued shares of Preferred Stock without serial designation.

          (3) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series D Stock shall be entitled to receive from the assets of the Corporation the sum of Twenty Dollars ($20) per share, together with the amount of all dividends accrued and unpaid thereon to the date that payment is made available to such holders, and no more, before the payment or declaration and setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of the Common Stock or the holders of shares of any other class of stock ranking junior to the Series D Stock in connection with such liquidation, dissolution or winding up. If the amounts payable on liquidation are not paid in full, the shares of Series D Stock shall share ratably on a share for share basis with the shares of all other series of Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (B)(3) of this Article, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease, or conveyance of all or part of its assets.

          (4)  Conversion Rights.

          (a) Subject to and upon  compliance  with the  provisions of paragraph
     (B)(4) of this Article, each share of Series D Stock may at the option of the holder at any time and from time to time after the date on which the sixth anniversary of the Issue Date occurs, be converted into the number of shares of Common Stock (as such shares shall be constituted on the conversion date) which is calculated by dividing $20 plus any accrued and past due dividends at the time of conversion by the Market Price. The right to convert such shares of Series D Stock will be lost unless the right is exercised before those shares are called for redemption in accordance with paragraph (B)(2) of this Article. The Market Price shall be the number that represents ninety percent (90%) of the closing price per share of Common Stock as quoted on the national exchange on which it is listed, or if not so listed, the mean of the closing bid and asked quotations in the over-the-counter market on the last business day which is not less than sixty (60) days prior to the end of the sixth (6th) year after the Issue Date subject to the adjustments hereinafter provided.

          (b) The holder of each share of Series D Stock may exercise the conversion privilege by surrendering at the executive offices of the Corporation (unless a different place for surrender is designated by the Board of Directors, and, if so, at such other place) the certificate representing the share to be converted, accompanied by written notice, with guaranty of signature acceptable to the Corporation, that the holder elects to convert such share and payment of the amount of any unpaid tax with respect thereto or proof of such payment, as required under paragraph
     (B)(4)(g) of this Article. However, if the holder is unable to surrender the certificate representing the share to be converted due to destruction, loss or theft of such certificate, then such holder may effect a proper surrender by furnishing the Corporation evidence satisfactory to the Corporation, in its discretion, of the ownership, loss, theft or destruction of such certificate, and if required by the Corporation, in its discretion, security or indemnity satisfactory to the Corporation, and reimbursement to the Corporation for all expenses in connection therewith, and such other reasonable requirements which the Corporation may prescribe. Conversion shall be deemed to have been effected immediately prior to the close of business on the date such surrender is made ("Conversion Date"). On the Conversion Date or as promptly thereafter as practicable, the Corporation shall issue and deliver to the holder of the shares of Series D Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock issuable on the conversion of such shares of Series D Stock and a check or cash or a scrip certificate in respect of any fraction of a share as provided in paragraph (B)(4)(c) of this Article. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date. No adjustment shall be made for any dividends not yet due on such shares of Series D Stock or for dividends on the shares of Common Stock issued on conversion.

          (c) The Corporation shall not be required to issue fractional shares of Common Stock on conversion of shares of Series D Stock. If one or more shares of Series D Stock is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable on the conversion of any shares of Series D Stock, the Corporation, in lieu of issuing the fractional share therefor shall, as determined from time to time by the Board of Directors, either
     (i) make an adjustment therefor in cash based on the Market Price, as adjusted, or (ii) issue a scrip certificate therefor, with such terms and conditions as the Board of Directors prescribe.

          (d) If, at any time after the date on which the Market Price is determined, the Corporation issues a dividend on its Common Stock payable in its Common Stock or splits or combines the outstanding shares of Common Stock, then as of the close of business on the record date for such stock dividend, split or combination, the Market Price shall be proportionately decreased in the case of a stock dividend or split or increased in the case of a combination.

          (e) Whenever the Market Price is adjusted as herein provided, the Corporation shall forthwith place on file with the Treasurer of the Corporation, and with any transfer agent for Series D Stock, a statement showing in detail the facts requiring such adjustment and the Market Price after such adjustment and shall exhibit it from time to time to any holder of shares of Series D Stock desiring to inspect it.

          (f) In the event of any reclassification or change of outstanding shares of Common Stock (except a stock dividend, split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), or of any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Corporation except as stated above), or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, provision shall be made as part of the terms of such reclassification, change, consolidation, merger, sale or conveyance that the holder of each share of Series D Stock then outstanding shall have the right, after the date which is the sixth anniversary of the Issue Date, to convert such share into the same kind and amount of stock and other securities and property as would be receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such could have been converted immediately prior thereto as if the Series D Stock were then immediately so convertible. As evidence of the kind and amount of stock or other securities or property into which shares of Series D Stock are convertible after any such reclassification, change, consolidation, merger, sale or conveyance, or as to the appropriate adjustments of the conversion price applicable with respect thereto, the holders of shares of Series D Stock shall accept the certificate of any firm of independent public accountants (who may be the regular auditors retained by the Corporation) with respect thereto, who as to questions of law may request and rely on an opinion of counsel of its choice (who may be counsel for the Corporation).

          (g) The issue of stock certificates on conversions of shares of Series D Stock shall be without charge to the converting stockholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue of shares in any name other than that of the holder of the shares of Series D Stock converted, and the Corporation shall not be required to issue any such shares until the person or persons requesting the issue thereof pay to the Corporation the amount of such tax or establish to the satisfaction of the Corporation that such tax has been paid.

          (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock or out of shares held in its treasury, for the purpose of effecting the conversion of shares of Series D Stock such number of shares and its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Stock.

          (i) Shares of the Series D Stock converted into Common Stock shall resume the status of authorized and unissued shares of Preferred Stock without serial designation.

          (5) Voting. The holders of shares of the Series D Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, shall be entitled to one vote for each share of the Series D Stock entitled to vote at such meeting, and, except as required by law, these Amended and Restated Articles of Incorporation or resolution adopted by the Board of Directors fixing terms applicable to any other series of Preferred Stock, shall vote together with the holders of shares of the Common Stock and together with the holders of shares of any other series of Preferred Stock who are entitled to vote on such matters and the holders of shares of any other class of stock who are entitled to vote in such manner, and not as a separate class.

          (6) No Senior Preferred Stock. The Corporation shall not hereafter designate a series of Preferred Stock ranking senior to the Series D Stock in respect of payment of dividends or distribution of assets in liquidation, unless approved by a vote of the holders of the outstanding shares of the Series D Stock holding a majority of said shares voted at a meeting called and held for the purpose of authorizing such senior series.

     C.   Series E Preferred Stock.

     The Board of Directors of the Corporation has prior to the effective date of these Amended and Restated Articles of Incorporation designated 500,000 shares of the Preferred Stock as the Cumulative Participating Preferred Stock, Series E ("Series E Stock"). Such number may from time to time be decreased (but not below the number of shares of Series E Stock then outstanding) by the Board of Directors of the Corporation. In addition to any relative rights and preferences hereinabove granted, the relative rights and preferences of such series and the holders of the outstanding shares thereof of the outstanding shares thereof are as set forth in paragraphs (C)(1) through (C)(5) of this Article.

          (1)  Dividends and Distributions.

          (a) The holders of shares of the Series E Stock, in preference to the holders of Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series E Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series E Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series E Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of the Series E Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series E Stock as provided in paragraph (C)(1)(a) of this Article immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series E Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series E Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series E Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series E Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series E Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series E Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (2) Voting Rights. Except to the extent provided by law, the holders of shares of the Series E Stock shall not be entitled (i) to vote on any matter or (ii) to receive notice of, or to participate in, any meeting of shareholders of the Corporation at which they are not entitled to vote.

          (3)  Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series E Stock as provided in paragraph (C)(1) of this Article are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series E Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, except dividends paid ratably on the Series E Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (iii) redeem or purchase or otherwise acquire for consideration shares of the Series E Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, or set aside for or pay to any sinking fund therefor.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (C)(3)(a) of this Article, purchase or otherwise acquire such shares at such time and in such manner.

          (4) Reacquired Shares. Any shares of the Series E Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $20.00 per share, and may be reissued as a new series or a part of a new series of Preferred Stock, par value $20.00 per share, to be created by resolution or resolutions of the Board of Directors.

          (5)  Redemption.

          (a) The Corporation may, at its option and at any time and from time to time after April 29, 2048, redeem all or any portion of the outstanding shares of Series E Stock.

          (b) The redemption price shall be an amount per share equal to the greater of (i) $14,000 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the current market price per share of Common Stock on the date fixed for redemption, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date fixed for redemption. The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive trading days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the overthe counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock. If no professional market maker is then making a market in the Common Stock, the current market price per share of the Common Stock shall be deemed to be $1.00. As used herein, the term trading day shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series E Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series E Stock shall be entitled under the provisions of the first sentence of this paragraph shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock should have been entitled immediately prior to such event under the provisions of the first sentence of this paragraph by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (c) In case less than all of the outstanding shares of Series E Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. Such shares shall be selected by lot or designated ratably or in such other equitable manner as the Corporation may determine. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

          (d) Not less than 30 nor more than 60 days prior to the date fixed for redemption, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series E Stock to be redeemed at their last known addresses shown in the Corporation's share transfer records. The notice of redemption shall set forth the paragraph of this Article pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of the Series E Stock are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

          (e) If notice of redemption of any outstanding shares of Series E Stock shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, Commonwealth of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of redemption price but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation, free of trust, and the holders of the shares called for redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

          (f) The Corporation shall also have the right to acquire outstanding shares of Series E Stock otherwise than by redemption pursuant to paragraph
     (C)(5)(a) of this Article, from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if all dividends accrued on all outstanding shares of Series E Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary shall so acquire any shares of Series E Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series E Stock.


                                    ARTICLE V
                                  COMMON STOCK

     Certain relative rights of the Common Stock and the holders of the outstanding shares thereof are set forth below.

          (1) Dividends. Subject to the provisions hereinabove set forth with respect to the Preferred Stock and to the provisions contained in the Articles of Serial Designation for any series of the Preferred Stock, the holders of outstanding shares of the Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor.

          (2) Voting Rights. The holders of outstanding shares of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided herein or in the Articles of Serial Designation as applicable to any series of the Preferred Stock, and (ii) as may be required by law. The holders of outstanding shares of the Common Stock shall be entitled to one vote on each matter to be voted upon by the stockholders for each share of the Common Stock which they hold.


                                   ARTICLE VI
                                    DIRECTORS

     The number of directors shall be fixed by the bylaws. In the absence of such a provision in the bylaws, the number of directors shall be ten. In no event, however, shall the number of directors exceed seventeen. The directors of the corporation shall be divided into three classes as nearly equal in number as possible. The term of office of the first class of directors shall expire at the first annual meeting of stockholders after the initial election dividing directors into such classes, that of the second class shall expire at the second annual meeting after such election and that of the third class at the third annual meeting after such election. At each annual meeting of stockholders, successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, if the holders of one or more series of Preferred Stock voting as a separate class shall become entitled to elect members of the Board pursuant to the provisions of the Articles of Serial Designation for such series, the terms of all members of the Board of Directors previously elected shall expire at the time of such election and each director shall then serve until the next meeting of stockholders at which directors are elected; and whenever the holders of any series of Preferred Stock are no longer entitled to so elect directors voting as a separate class, all of the directors shall be elected by classes at the next annual meeting of stockholders held for such purpose in the manner provided hereinabove in this paragraph with respect to the initial election dividing directors into such classes. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting. The aggregate number of vacancies resulting from an increase in the number of directors which may be created and filled by action of the Board of Directors between annual meetings of stockholders shall be limited to two.


                                   ARTICLE VII
                          CERTAIN BUSINESS COMBINATIONS

     A. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or these Amended and Restated Articles of Incorporation, and except as otherwise expressly provided in paragraph B of this Article:

          (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation which immediately before such merger or consolidation is an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder; or

          (2) any statutory exchange of stock in which any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder acquires the issued and outstanding shares of any class of capital stock of the Corporation or any Subsidiary in exchange for cash or property or shares or other securities or obligations of any other corporation; or

          (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any
Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary; or

          (4) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than 10% of the aggregate Fair Market Value of all of the issued and outstanding shares of the Voting Stock of the Corporation on the Determination Date (as hereinafter defined) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (5) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (6) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of any class of securities of the Corporation or any Subsidiary directly or indirectly owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to these Amended and Restated Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. When Higher Vote is Not Required. The provisions of paragraph (A) of this Article shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Amended and Restated Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

     (1) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

     (2) Price and Procedure Requirements. Consideration shall be paid to the holders of the Common Stock in such Business Combination and all of the following conditions shall have been met:

          (a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (AA) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (BB) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such letter date is referred to in this Article as the "Determination Date"), whichever is higher; and

               (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (2)(a)(ii) above, multiplied by the ration of (AA) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (BB) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

          (b) the consideration to be received by holders of Common Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class. If the Interested Stockholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for Common Stock shall be either cash or the form used to acquire the largest number of shares of such class previously acquired by the Interested Stockholder.

          (c) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, except as approved by a majority of the Continuing Directors: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (ii) there shall have been (AA) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (BB) an increase in such annual rat of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the affect of reducing the number of outstanding shares of the Common Stock; and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (d) after such Interested Stockholder has become an Interested Stockholder, except as approved by a majority of the Continuing Directors, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (e) except as otherwise approved by a majority of the Continuing Directors, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   Certain Definitions.  For the purposes of this Article:

          (1) A "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph (A) of this Article.

          (2)  A  "person"  shall  mean  any  individual,   firm,   corporation,
partnership, joint venture or other entity.

          (3) "Interested Stockholder" shall mean any person who or which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding Voting Stock; provided, however, the term Interested Stockholder shall not include the Corporation, any Subsidiary, or any savings, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any fiduciary with respect to any such plan when acting in such capacity.

          (4) A person shall be a "beneficial owner" of any Voting Stock as to which such person and any such person's Affiliates or Associates, individually or in the aggregate, have or share directly, or indirectly through any contract, arrangement, understanding, relationship, or otherwise:

          (a) voting power, which includes the power to vote, or to direct the voting of Voting Stock; or

          (b) investment power, which includes the power to dispose or to direct the disposition or, Voting Stock; or

          (c) economic benefit, which includes the right to receive or control the disposition of income or liquidation proceeds from Voting Stock; or

          (d) the right to acquire voting power, investment power or economic benefit (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise:

               provided, that in no case shall a director of the Corporation be deemed to be the beneficial owner of Voting Stock beneficially owned by another director of the Corporation solely by reason of actions undertaken by such persons in their capacity as directors of the Corporation.

          (5) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (C)(3) of this Article, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (C)(4) of this Article but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

          (6) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

          (7)  "Associate" means as to any specific person:

          (a) any corporation or organization (other than the Corporation and its Subsidiaries) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

          (c) any relative or spouse of such person or any relative of such spouse, who has the same home as such person.

          (8) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (C)(3) of this Article, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

          (9) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          (10) "Fair Market Value" means:

          (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock ExchangeListed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on any such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

          (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          (11) "Substantial Part" means more than 10% of the book value of the total assets of the entity in question, as reflected on the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets constituting any such Substantial Part.

     D. Powers of the Board of Directors. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to it after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination involving such person have, an aggregate Fair Market Value equal to or greater than 10% of the aggregate Fair Market Value of all of the issued and outstanding shares of the Voting Stock of the Corporation on the Determination Date, and (v) whether the assets which are the subject of any Business Combination involving such person constitute a Substantial Part of the assets of the Corporation or any Subsidiary.

     E. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article shall be construed to relieve any Interested Stockholder or any director of the Corporation from any obligation imposed by law.

     F. Expiration Date. This Article shall expire and be of no further force or effect after 11:59 p.m. on February 28, 1990 (the "Expiration Date").

     G.   Amendment or Repeal.

          (1) The affirmative vote of the holders of the capital stock of the Corporation which is required by law or by the provisions of these Amended and Restated Articles of Incorporation other than those in this Article or by the bylaws of the Corporation in order to amend these Amended and Restated Articles of Incorporation shall be required to amend this Article where the sole purpose of the amendment is to change the Expiration Date to a later date.

          (2) Notwithstanding any other provision of law, these Amended and Restated Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the bylaws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the Corporation or any series of any of the foregoing then outstanding which is required by law or by these Amended and Restated Articles of Incorporation or the bylaws of the Corporation, the affirmative vote of the holders of 75% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal this Article of these Amended and Restated Articles of Incorporation prior to the Expiration Date unless the matter to be voted upon is an amendment to this Article where the sole purpose of the amendment is to change the Expiration Date to a later date.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     A. Definitions. For purposes of this Article the following definitions shall apply:

     "Corporation" means this Corporation only and no predecessor entity or other legal entity.

     "Expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

     "Liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

     "Legal Entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     "Predecessor Entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise.

     "Proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     B. Indemnification of Directors and Officers. The Corporation shall indemnify and may contract in advance to indemnify an individual who is, was or is threatened to be made a party to a proceeding because he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law (regardless of whether the proceeding is by or in the right of the Corporation). The determination that indemnification under this Paragraph B is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Paragraph C of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification.

     C. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and, if authorized by general or specific action of the Board of Directors, may contract in advance to do so. The determination that indemnification under this Paragraph C is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Paragraph B of this Article shall be limited by the provisions of this Paragraph C.

     D. Miscellaneous. Every reference in this Article to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to and their respective heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to prohibit the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above, for the purposes of conducting the business of the Corporation. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this and the provisions of this Article are severable.


                                   ARTICLE IX
                             LIMITATION OF LIABILITY

     To the full extent that the Virginia Stock Corporation Act, as it now exists or is hereafter amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.


                                    ARTICLE X
                            VOTE TO AMEND OR RESTATE

     As to each voting group entitled to vote on an amendment or restatement of these Amended and Restated Articles of Incorporation the vote required for approval shall be (i) the vote required by the Virginia Stock Corporation Act (as applied without regard to the effect of clause (iii) of this Article) if the effect of the amendment or restatement is (a) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of the assets of the Corporation or the dissolution of the Corporation, (b) to modify any provision of Article VI of these Amended and Restated Articles of Incorporation, or (c) to delete all or any part of this clause (i) of this Article; (ii) the vote required by the terms of these Amended and Restated Articles of Incorporation, as amended or as restated from time to time, if such terms require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (iii) a majority of the votes entitled to be cast thereon if neither clause (i) nor clause (ii) of this
Article is applicable.